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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 NET2PHONE, INC.

         NET2PHONE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the "Corporation"), DOES HEREBY CERTIFY THAT:

         1. The Corporation's Certificate of Incorporation was initially filed with the Secretary of State of the State of Delaware on October 10, 1997 and was amended and restated on May 14, 1999.

         2. At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Amended and Restated Certificate of Incorporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are attached hereto as Exhibit A and incorporated herein by reference.

         3. Thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

         4. Said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Net2Phone, Inc. has caused this Certificate of Amendment to be signed and attested by its duly authorized officer, this 7th day of July, 2000.

                                  NET2PHONE, INC.

                                  By:    /s/ Glenn Williams
                                     ----------------------

                                  Name:  Glenn Williams
                                         --------------

                                  Title: General Counsel and Corporate Secretary
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                                    EXHIBIT A

                     RESOLUTIONS OF THE BOARD OF DIRECTORS

                               OF NET2PHONE, INC.

         1. RESOLVED, that the first sentence of the Preamble of ARTICLE FOURTH to the Corporation's Amended and Restated Certificate of Incorporation be amended and restated to read as follows:

         "ARTICLE FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 247,924,250 shares, consisting of (a) 200,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), (b) 37,924,250 shares of Class A common stock, par value $0.01 per share (the "Class A Stock" and, together with the Common Stock, the "Common Shares"), and
         (c) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock")."

         2. RESOLVED, that the first sentence of ARTICLE FOURTH, Paragraph 1(h)(1) to the Corporation's Amended and Restated Certificate of Incorporation be amended and restated as follows:

         "Following issuance of the Series A Preferred and for so long as shares of Series A Preferred remain outstanding, the holders of the Series A Preferred, voting as a separate class, shall be entitled to elect 2 directors (the "Series A Directors")."

         3. RESOLVED, that the first sentence of ARTICLE FIFTH to the Corporation's Amended and Restated Certificate of Incorporation be amended and restated as follows:

         "The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five (5) and not more than thirteen (13) directors, the exact number of which shall be fixed from time to time by the Board of Directors."



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